UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2018
ZENDESK, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1019 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 415.418.7506
_____________________
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2018, Zendesk, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the following three proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2018.

Proposal 1. The election of the three Class I directors listed below to hold office until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal.

	Votes For	Votes Against	Abstain	Broker Non-Votes
Michelle Wilson	68,156,518	13,629,464	3,417,192	8,697,330
Hilarie Koplow-McAdams	84,965,162	134,648	103,364	8,697,330
Caryn Marooney	68,473,847	13,312,955	3,416,372	8,697,330

Proposal 2. The ratification of the appointment, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain
93,745,927	37,467	117,110

Proposal 3. The non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s definitive proxy statement.

For	Against	Abstain	Broker Non-Votes
82,658,420	2,435,213	109,541	8,697,330

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

By:	/s/ Elena Gomez
Elena Gomez
Chief Financial Officer (Principal Financial and Accounting Officer)
May 24, 2018